Exhibit 10.2

SHARE PURCHASE AGREEMENT

THIS AGREEMENT made as of the 11th day of August 2010.

BETWEEN:
Mark Hague
of Langley, British Columbia
(hereinafter called the “Purchaser”)

OF THE FIRST PART

-and-
Jinhao Motor Company
of the State of Nevada
(hereinafter called the “Vendor”)

OF THE SECOND PART

THIS AGREEMENT WITNESSETH that in consideration of the covenants, agreements, warranties and payments herein set forth and provided for, the parties hereto respectively covenant and agree as follows:

SECTION 1
Interpretation

1.1	Definitions

In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

(a) “Agreement” means this Agreement to, inter alia, purchase and sell 100% of the issued and outstanding capital stock of EG Gold Mines, Inc. a British Columbia corporation, that is the operating subsidiary of the Vendor (hereinafter called the “Corporation”);

(b) “Closing Date” means the time and date that is the moment in time immediately prior to when the closing of the Share Purchase Agreement will occur within twenty (20) business days following the date on which all of the closing conditions have been satisfied or waived (the “Closing Date”), subject to extension by mutual agreement of the Vendor and the Purchaser, or on such other date as the parties mutually agree.

(c) “Common Shares” means all the issued and outstanding shares without par value in the capital of the Corporation;

(d) “Purchased Shares” means all the issued and outstanding Common Shares of the Corporation, which is represented by the Vendor to be 100 shares;

(e) “Time of Closing” means the time on the Closing Date when the closing of the purchase and sale herein provided for shall be completed.

1.3	Extended Meaning

In this Agreement, words importing the singular number include the plural and vice-versa and words importing the masculine gender include the feminine and neuter genders.

Exhibit 10.2

1.4	Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

SECTION 2

Representations, Warranties and Covenants of the Vendor

2.1	Representations, Warranties and Covenants

To induce the Purchaser to enter into this Agreement, the Vendor represents, warrants and covenants to and in favor of the Purchaser now and as at the Closing Date as provided in this Section 2 in respect of the Corporation.

2.2	Purchased Shares

The Vendor beneficially owns the Purchased Shares and at the Time of Closing such shares shall be free of all mortgages, charges, liens and other encumbrances (“Liens”) and no person, firm or corporation has or shall have any agreement or option or right capable of becoming an agreement for the purchase from the Vendor of any of the Purchased Shares except as provided herein, and the Vendor is and will be entitled to sell and assign the Purchased Shares as provided in this Agreement.

2.3	Canadian Non-Residence

The Vendor is a non-resident of Canada for the purpose of Part 1 of the Income Tax Act (Canada) as amended.

2.4	Representations and Warranties True on Closing Date

All representations and warranties contained in this Section 2 shall be true on and as of the Closing Date with the same effect as if made on and as of such date except due to changes in circumstances between the date hereof and the Time of Closing of which the Vendor shall have advised the Purchaser in writing at or before the Time of Closing.

2.5	Representations, Warranties and Covenants Surviving Closing Date

The representations, warranties and covenants of the Vendor contained in this Section 2 shall survive the Closing Date.

Exhibit 10.2

SECTION 3

Purchaser’s Representations, Warranties and Covenants

3.1	Representations, Warranties and Covenants

To induce the Purchaser to enter into this Agreement, the Purchaser represents, warrants and covenants to and in favor of the Purchaser now and as at the Closing Date as provided in this Section 3.

3.2	Execution and Delivery of Agreement; Enforceability

The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby (a) do not constitute a breach or a default under the terms of any agreement, license or other instrument or document to which the Purchaser is a party or by which he is bound, (b) will not violate any judgment, decree, order, writ, law, rule, statute, or regulation applicable to Purchaser or his properties and (c) will not result in the creation of any Lien on or with respect to the Purchaser Shares. This Agreement has been duly and validly authorized by all necessary action of the Purchaser and is legally binding upon the Purchaser in accordance with its terms.

3.3	Documents and Information

Until immediately after the Time of Closing, all documents and information received by the Purchaser from the Vendor and the Corporation, and their respective auditors and solicitors, shall be treated by the Purchaser as confidential information and will not be disclosed to others by the Purchaser, except to its solicitors, auditors and bankers or as required by applicable law.

3.4	Consents and Approvals.

The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by Purchaser of this Agreement, in accordance with its terms and conditions will not require the approval or consent of any governmental or regulatory body or the approval or consent of any other person or entity.

3.5	Title

Purchaser has good and valid title to the Purchaser Shares (defined below), free and clear of all Liens. At the Closing, Purchaser will transfer legal and beneficial, good and valid title to each of the Purchaser Shares, free and clear of all Liens. Purchaser is not currently bound by any contract, agreement, arrangement, commitment or understanding (written or oral) with, and has not granted any option or right currently in effect or which would arise after the date hereof to, any person or entity other than Vendor with respect to the acquisition of any of the Purchaser Shares

3.6	Further Representation and Warranty by Purchaser

Purchaser was officer and director of the Corporation from January 19, 2005 until September 10, 2008 and on that basis acknowledges that he has evaluated the business operations and prospects of the Corporation without reliance on Vendor. Purchaser hereby waives the opportunity to review the Corporation’s books and records or any other information that may otherwise assist him in evaluating the within transaction and

Exhibit 10.2

he is not relying upon Vendor or any other person for (i) knowledge or information about any other matters relating to the operation of the business conducted by the Corporation, (ii) any representations or warranties of Vendor (other than those specifically set forth in this Agreement), (iii) the future prospects of the Corporation or (iv) the value of the Purchased Shares being conveyed by Vendor.

3.7	Representations and Warranties True on Closing Date

All representations and warranties contained in this Section 3 shall be true on and as of the Closing Date with the same effect as if made on and as of such date except due to changes in circumstances between the date hereof and the Time of Closing of which the Purchaser shall have advised the Vendor in writing at or before the Time of Closing.

3.8	Representations, Warranties and Covenants Surviving Closing Date

The representations, warranties and covenants of the Purchaser contained in this Section 3 shall survive the Closing Date.

3.9	Purchase for Investment.

Purchaser is financially able to bear the economic risks of acquiring the Purchased Shares and the other transactions contemplated hereby, and has no need for liquidity in this investment. Purchaser has such knowledge and experience in financial and business matters in general, and with respect to businesses of a nature similar to the business of the Corporation, so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Purchased Shares.

Purchaser is acquiring the Purchased Shares solely for his own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration is available. Purchaser has (i) received all the information he has deemed necessary to make an informed investment decision with respect to the acquisition of the Purchased Shares; (ii) had an opportunity to make such investigation as he has desired pertaining to the Corporation and the acquisition of an interest therein, and to verify the information which is, and has been, made available to him; and (iii) had the opportunity to ask questions of Vendor concerning the Corporation. Purchaser acknowledges that Purchaser is a current director and officer of Vendor, and a current director and officer of the Corporation, and, as such, has actual knowledge of the business, operations and financial affairs of the Corporation. Purchaser has received no public solicitation or advertisement with respect to the offer or sale of the Shares. Buyer realizes that the Purchased Shares are ”restricted securities” as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, the resale of the Shares is restricted by federal and state securities laws and, accordingly, the Purchased Shares must be held indefinitely unless their resale is subsequently registered under the Securities Act or an exemption from such registration is available for their resale. Purchaser understands that any resale of the Shares by him must be registered under the Securities Act (and any applicable state securities law) or be effected in circumstances that, in the opinion of counsel for the Corporation at the time, create an exemption or otherwise do not require registration under the Securities Act (or applicable state securities laws). Purchaser acknowledges and consents that certificates now or hereafter issued for the Purchased Shares will bear a legend substantially as follows:

Exhibit 10.2

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTIONS AFFORDED BY SECTION 4(1) OF THE SECURITIES ACT AND RULE 144 THEREUNDER).

AS A PRECONDITION TO ANY SUCH TRANSFER, THE ISSUER OF THESE SECURITIES SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AND/OR SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY THERETO THAT ANY SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES LAWS.

Purchaser understands that the Purchased Shares are being sold to him pursuant to the exemption from registration contained in Section 4(1) of the Securities Act and that the Vendor is relying upon the representations made herein as one of the bases for claiming the Section 4(1) exemption.

3.10	Liabilities.

Following the Closing, Vendor will have no liability for any debts, liabilities or obligations of the Corporation or its business or activities, and there are no outstanding guaranties, performance or payment bonds, letters of credit or other contingent contractual obligations that have been undertaken by Vendor directly or indirectly in relation to the Corporation or its business and that may survive the Closing.

SECTION 4

Purchase of Shares

4.1	Purchase Price for Purchased Shares

Based upon the representations, warranties, undertakings and covenants set forth in Sections 2 and 3, the Purchaser shall purchase and the Vendor shall sell to the Purchaser the Purchased Shares for an aggregate purchase price of 2,479,523 Common Shares of Georgia International Mining Corp. (the “Purchaser Shares”) plus the forgiveness of shareholders loans due to the Purchaser from the Vendor in the amount of $152,193 and other good and valuable consideration representing the Corporation’s fair market value.

4.2	Delivery of Shares

Subject to the fulfillment of all the terms and conditions hereof (unless waived as herein provided), at the Time of Closing, (a) the Vendor shall deliver to the Purchaser a certificate or certificates representing all the Purchased Shares, duly endorsed in blank for transfer, and/or will cause the transfer of such shares to be

Exhibit 10.2

duly and regularly recorded on the books of the Corporation in the name of the Purchaser and/or cause a new certificate issued in the Purchaser’s name to be delivered at the time of Closing or earlier and (b) the Purchaser shall deliver to the Vendor a certificate or certificates representing all the Purchaser Shares, duly endorsed in blank for transfer. All share certificates representing the Purchased Shares shall be fully transferable on the books of the Corporation and endorsed in blank for transfer in a manner satisfactory to counsel for the Purchaser, subject to applicable law.

SECTION 5

Indemnification

5.1	Indemnity by Vendor.

Vendor agrees to indemnify and hold harmless the Purchaser and his affiliates (collectively, the “Purchaser Indemnified Parties”), from and against, and to reimburse the Purchaser Indemnified Parties with respect to, any and all loss, damage, liability, claims, cost and expense, including reasonable attorneys’ and accountants’ fees, (each, a “Loss”, or collectively, “Losses”) incurred by the Purchaser Indemnified Parties by reason of or arising out of or in connection with (i) the breach of any representation or warranty contained in Section 2 hereof or (ii) the failure of the Vendor to perform any agreement required by this Agreement to be performed by it. The Purchaser agrees to give prompt written notice to Vendor of the allegation by any third party of the existence of any liability, obligation, contract, other commitment or state of facts referred to in this Section 5.1. Vendor shall be entitled to control the contest, defense, settlement or compromise of any such claim (including engagement of counsel in connection therewith), at its own cost and expense, including the cost and expense of reasonable attorneys’ fees in connection with such contest, defense, settlement or compromise, and the Purchaser shall have the right to participate in the contest, defense, settlement or compromise of any such claim at its own cost and expense, including the cost and expense of attorneys’ fees in connection with such participation. Notwithstanding the foregoing, Vendor shall not settle or compromise any such claim without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, provided, that such consent shall not be required in the event that the settlement or compromise includes an unconditional and complete release of the Purchaser Indemnified Parties and does not provide for any ongoing obligations of the Purchaser.

5.2	Indemnity by the Purchaser.

Purchaser covenants and agrees to indemnify, defend, protect and hold harmless Vendor, and its officers, directors, employees, stockholders, agents, representatives and affiliates (collectively, together with Vendor, the “Vendor Indemnified Parties”) at all times from and after the date of this Agreement from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys’ fees and expenses of investigation), whether or not involving a third party claim and regardless of any negligence of any Vendor Indemnified Party (collectively, “Losses”) incurred by any Vendor Indemnified Party as a result of or arising from (i) any breach of the representations and warranties of Purchaser set forth herein or in certificates delivered in connection herewith, (ii) any breach or nonfulfillment of any covenant or agreement (including any other agreement of Purchaser to indemnify Vendor set forth in this Agreement) on the part of Purchaser under this Agreement, (iii) any debt, liability or obligation of the Corporation, (iv) the conduct and operations of the business of the Corporation whether before or after Closing, (v) claims asserted against the Corporation whether before

Exhibit 10.2

or after Closing, or (vi) any federal or state income tax payable by Vendor and attributable to the transaction contemplated by this Agreement.

Vendor agrees to give prompt written notice to the Purchaser of the allegation by any third party of the existence of any liability, obligation, contract, other commitment or state of facts referred to in this Section 5.2. The Purchaser shall be entitled to control the contest, defense, settlement or compromise of any such claim (including the engagement of counsel in connection therewith), at his own cost and expense, including the cost and expense of reasonable attorneys’ fees in connection with such contest, defense, settlement or compromise, and Vendor shall have the right to participate in the contest, defense, settlement or compromise of any such claim at its own cost and expense, including the cost and expense of reasonable attorneys’ fees in connection with such participation. Notwithstanding the foregoing, the Purchaser shall not settle or compromise any such claim without the prior written consent of Vendor, which consent shall not be unreasonably withheld, provided, that such consent shall not be required in the event that the settlement or compromise includes an unconditional and complete release of the Vendor Indemnified Parties and does not provide for any ongoing obligations of Vendor.

5.3	Purchaser’s Knowledge.

The Purchaser hereby agrees that to the extent any representation or warranty of Vendor made herein is, to the actual knowledge of Purchaser prior to the Closing, untrue or incorrect, (i) the Purchaser shall have no rights thereunder by reason of such untruth or inaccuracy and (ii) any such representation or warranty by Vendor shall be deemed to be amended to the extent necessary to render it consistent with such knowledge of the Purchaser.

SECTION 6

General

6.1	Governing Law

This Agreement shall be construed in accordance with the laws of the State of Nevada and each of the parties agrees that all actions shall be commenced and defended in the State of Nevada, without reference to the choice of law principles thereof. Each party hereby irrevocably submits to the jurisdiction of the courts of the State of Nevada, sitting in Nevada County, and the courts of the United States. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party. In any such suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail, addressed to such party at its address set forth in Section 6.3. Each party agrees that a final non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.

6.2	Counterparts

The Agreement may be executed in several counterparts bearing original or facsimile signatures, each of

Exhibit 10.2

which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of the date above written.

6.3	Notices

Any notice of other instrument required or permitted to be given under the provisions of this Agreement shall be in writing and may be given via certified mail, return receipt requested, postage prepaid or via prepaid overnight courier, or personally delivering the same addressed in the case of the Vendor to:

Jinhao Motor Company
Macdonald Tuskey, Corporate and Securities Lawyers
1210 - 777 Hornby Street
Vancouver BC V6Z 1S4

and in the case of the Purchaser, to:

Mark Hague
299 – 1917 West 4th Ave.
Vancouver, BC
V6J 1M7

Such notices, demands, claims and other communications shall be deemed given when actually received or (a) in the case of delivery by overnight courier with guaranteed next day delivery, the next day or the day designated for delivery, (b) in the case of certified mail, five days after deposit in the mail or (c) in the case of personal delivery, when actually delivered.

6.4.	Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the respective parties hereto and their respective heirs, executors, administrators, successors and/or assigns, as the case may be.

6.5	Further Assurances.

From and after the Time of Closing, each party shall, at any time and from time to time, make, execute and deliver, or cause to be made, executed and delivered, for no additional consideration but at the cost and expense of the requesting party (excluding any internal costs incurred, such as having any of the following reviewed by counsel) such assignments, deeds, drafts, checks, stock certificates, returns, filings and other instruments, agreements, consents and assurances and take or cause to be taken all such actions as the other party or its counsel may reasonably request for the effectual consummation and confirmation of this Agreement and the transactions contemplated hereby.

6.6	No Third Party Beneficiary.

Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

Exhibit 10.2

IN WITNESS WHEREOF this Agreement has been executed by the parties.

Jinhao Motor Company.

Per: /s/ Edmond Forister
Edmond Forister, Director, CEO

___________________	/s/ Mark Hague
(Witness)	Mark Hague, Purchaser